UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 1, 2008
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of J. Gordon Jennings, III as Vice President of Risk Management

J. Gordon Jennings, III has been appointed to serve as the Vice President of Risk Management of 21st Century Holding Company (the “Company”) effective April 1, 2008. Mr. Jennings will relinquish the title of Chief Accounting Officer upon assumption of his new role. Mr. Jennings has been with the Company since May, 2000 and has served in the positions of Controller, Chief Financial Officer and most recently, Chief Accounting Officer. The Company selected Mr. Jennings for this newly created position due to his years of experience in the insurance industry and his accounting background. His responsibilities will include, but are not limited to, financial modeling, pricing, managing the Company’s relationship with our internal audit / Sarbanes-Oxley 404 provider, and responding to requests from the Office of Insurance Regulation.

Donald G. Braun, Jr., Vice President of Accounting and Finance, will assume full responsibility for the Accounting Department and maintain his current title as the Vice President of Accounting and Finance. Peter J. Prygelski, III, the Company's Chief Financial Officer, will serve as the Company's principal financial officer and the position of Chief Accounting Officer will be eliminated. Both Mr. Jennings and Mr. Braun will report to Mr. Prygelski, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: April 1, 2008	By: /s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)